UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/21/2005

CAREMARK RX INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-14200

DE	63-1151076
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

211 Commerce Street, Suite 800, Nashville, TN 37201
(Address of Principal Executive Offices, Including Zip Code)

615-743-6600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Caremark Rx, Inc. (the "Company") named Howard A. McLure, 48, as its Senior Executive Vice President and Chief Operating Officer as of June 21, 2005. Prior to taking this role, Mr. McLure was the Executive Vice President and Chief Financial Officer of the Company, a position he held since May 2000. Mr. McLure joined the Company as Senior Vice President and Chief Accounting Officer in June 1998.

As of June 21, 2005, the Company also named Peter J. Clemens IV, 40, to the position of Executive Vice President and Chief Financial Officer. Prior to taking this role, Mr. Clemens was the Senior Vice President of Finance and Treasurer of the Company, a position he held since May 1998. From 1995 until May 1998, he was Vice President of Finance and Treasurer of the Company.

Additional information with respect to Mr. McLure and Mr. Clemens is contained in the Company's definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2005 ("Proxy Statement"), under "Executive Officers" and "Certain Relationships and Related Transactions" and is incorporated herein by reference. Information with respect to Mr. McLure's current terms of employment is set forth in the Company's Proxy Statement under "Employment Agreements With Named Executive Officers" and is incorporated herein by reference.

As of the date of this Current Report on Form 8-K, the employment agreements for Mr. McLure and Mr. Clemens have not been amended to reflect their new positions with the Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CAREMARK RX INC

Date: June 27, 2005.	By:	/s/ Howard A. McLure
Howard A. McLure
Senior Executive Vice President and Chief Operating Officer